SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 11, 2005 (August 10, 2005)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51435 (Commission File Number)	20-2535684 (IRS Employer Identification Number)
1380 Rt. 286 East. Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 10, 2004, Superior Well Services, Inc. (the “Company”) announced that Anthony J. Mendicino, 57, was appointed to the Board of Directors (the “Board”) of the Company, effective as August 10, 2005. The Board has determined that Mr. Mendicino satisfies the independence standards of The Nasdaq National Market and the Securities and Exchange Commission. In addition, Mr. Mendicino was appointed to the Audit Committee and will replace Mark A. Snyder, a director, who was appointed to the Audit Committee as a temporary member in connection with the closing of the Company’s initial public offering until a third independent director could be appointed. Mr. Mendicino will serve as the chairman of the Audit Committee. The Audit Committee of the Board is now composed of Anthony J. Mendicino, Charles C. Neal and John A. Staley, IV, each of whom the Board has determined satisfies the independence standards of The Nasdaq National Market and the Securities and Exchange Commission.
     A copy of the press release announcing the appointment of Mr. Mendicino is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Other Exhibits
     (c) Exhibits

Exhibit No.	Description

99.1	Press release issued August 10, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)

/s/ THOMAS W. STOELK

Thomas W. Stoelk Vice President & Chief Financial Officer
Dated: August 11, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued August 10, 2005.